Exhibit 4.2

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT ("Agreement") by and among DYNAGEN INC., a Delaware corporation (the "Company"), [INSERT NAMES OF PURCHASERS] (collectively "Purchaser"), dated as of May 13, 1999.

                                    RECITALS

     WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Purchaser wishes to purchase, upon the terms and subject to the conditions of this Agreement, 8% Convertible Debentures of the Company (the "Debentures") which which will be convertible into shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures, and subject to acceptance of this Agreement by the Company;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Agreement to Purchase; Purchase Price.

        1.1 The undersigned hereby agrees to purchase from the Company the Debentures in the principal amount set forth on the signature page of this Agreement (the "Initial Debentures"), out of a total offering of up to$3,000,000 of such Debentures, and having the terms and conditions and being in the form attached hereto as ANNEX I. The purchase price for the Initial Debentures shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

            (a) As used herein, the term "Debentures" means the Initial Debentures unless the context otherwise requires.

            (b) As used herein, the term "Securities" means the Debentures and the Common Stock.

            (c) As used herein, the term "Purchase Price" means the purchase price for the Initial Debentures.

            (d) As used herein, the term "Closing Date" means the relevant Initial Closing Date.

            (e) As used herein, the term "Transaction Documents" means the Securities Purchase Agreement, the Registration Rights Agreement, the Debenture, the Warrant and the Joint Escrow Instructions.

        1.2 Form of Payment; Delivery of Debentures.

            (a) The Purchaser shall pay the Purchase Price for the relevant Debentures by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

            (b) No later than the relevant Closing Date, but in any event promptly following payment by the Purchaser to the Escrow Agent of the relevant Purchase Price, the Company shall deliver the relevant Debentures duly executed on behalf of the Company to the Escrow Agent.

            (c) By signing this Agreement, each of the Purchaser and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

        1.3 Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:


                  Bank of New York
                  350 Fifth Avenue
                  New York, New York 10001

                  ABA# 021000018
                  For credit to the account of Krieger & Prager, Esqs.
                  Account No.:    [To be provided by Krieger & Prager]

Not later than 5:00 p.m., New York time, on the date which is one (1) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Purchaser shall deposit with the Escrow Agent the Purchase Price for the Initial Debentures in currently available funds. Time is of the essence with respect to such payment, and failure by the Purchaser to make such payment, shall allow the Company to cance this Agreement.

        1.4 Escrow Property. The Purchase Price and the Debentures delivered to the Escrow Agent as contemplated by Sections 1.2(a) and (b) hereof are referred to as the "Escrow Property."


     2. Representations and Warranties of Purchaser. To induce the Company's acceptance of this Agreement, each of Purchasers hereby severally certifies, represents and warrants to the Company and its agents and attorneys as follows:


        2.1 Intent. Purchaser will be acquiring the Debentures and any shares of Common Stock acquired upon conversion of the Debentures, for its own account, and Purchaser has no present arrangement (whether or not legally binding) to sell any of the Securities to or through any person or entity or any intention to effect a distribution of Securities; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with U.S. federal and state securities laws applicable to such disposition and any restrictions imposed on such transfer by this Agreement or the instruments and documents executed in connection with this Agreement. Purchaser understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

        2.2 Sophisticated Investor And Accredited Investor. Purchaser is a "sophisticated investor" (as described in Rule 506(b)(2)(ii) of Regulation D) and an "accredited investor" (as defined in Rule 501(a) of Regulation D), and Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Company's securities.


        2.3 Ability of Purchaser to Bear Risk of Investment. Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk and the Purchaser is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.


        2.4 Authority. The Transaction Documents have been duly authorized and validly executed and delivered by each Purchaser and (assuming due authorization and valid execution by the Company) are legal, valid and

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

binding agreements of Purchaser enforceable against Purchaser in accordance with their terms, subject to general principles of equity and to bankruptcy, insolvency or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. The person or persons executing the Transaction Documents and documents or instruments executed in connection with this Agreement have all requisite authority to do so on behalf of Purchaser.

        2.5 Brokers, Finders. Each Purchaser has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.5 that may be due in connection with the transactions contemplated hereby. Purchaser shall indemnify and hold harmless the Company, its respective employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

        2.6 Organization; Authority. Each Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents, and to carry out its obligations thereunder. The acquisition of the Securities and the payment of the purchase price therefor by such Purchaser have been duly authorized by all necessary action on the part of such Purchaser.

        2.7 Absence of Conflicts. The execution and delivery of the Transaction Documents and any other document or instrument executed in connection herewith or therewith, and the consummation of the transactions contemplated hereby or thereby and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Purchaser, or the provision of any indenture, instrument or agreement to which such Purchaser is a party or is subject, or by which such Purchaser or any of its assets is bound, or conflict with or constitute a material default thereunder, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which such Purchaser is subject or to which any of its assets, operations or management may be subject.

        2.8 Disclosure; Access to Information. Each Purchaser has received copies of or has had access to all documents, records, books and other information pertaining to such Purchaser's investment in the Company and the Securities that have been requested by such Purchaser. Each Purchaser has been afforded the opportunity to ask questions of the Company and its management. Such Purchaser further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such Purchaser has reviewed or received copies of any such reports that have been requested by it, including the Company's Annual Report or form 10-KSB for the year ended December 31, 1998. Such Purchaser further acknowledges that it has been provided with copies of the Company's Certificate of Incorporation and By-Laws.

        2.9 Manner of Sale. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising with respect to the Securities.

        2.10 Accuracy of Other Materials. To the extent Purchaser has received from the Company documents or other materials which constitute summaries, projections, forecasts or estimates, Purchaser acknowledges the following with respect to such documents or other materials. Such documents or other materials are intended to illustrate projected financial and other results based upon a set of assumptions (in some cases based on information obtained by the Company from outside sources) the Company views as reasonable and obtainable. All such summaries, projections, forecasts or estimates pertaining to revenue growth, profitability and other similar financial or market data are forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. No representations or warranties of future performance by or market trends for the Company are intended, and such are expressly disclaimed.



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

        2.11 Accuracy of Representations and Information. All representations made by Purchaser in the Transaction Documents and all documents and instruments related to this Agreement or the other Transaction Documents, and all information provided by Purchaser to the Company concerning Purchaser are correct and complete in all material respects as of the date hereof.

        2.12 Conversion Limitation. Notwithstanding the provisions hereof, in no event (except (i) with respect to a Mandatory Conversion or (ii) if the Company is in default under any provision of the Debentures or of any of the Transaction Agreements, as defined above) shall the holder be entitled to convert any Debentures to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures or exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Purchaser and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

        3.1 Company Status. The Company has registered its shares of Common Stock pursuant to Section 12(g) of the Exchange Act, is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing of its Common Stock on the Nasdaq OTC Bulletin Board, and such Common Stock is currently listed on the Nasdaq OTC Bulletin Board and the Boston Stock Exchange.


        3.2 Current Public Information. The Company has furnished or made available to Purchaser through directing the Purchaser to the Company's filings on the SEC Web site, true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the Securities and Exchange Commission (the "SEC") by or with respect to the Company since December 31, 1997 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 (collectively, the "SEC Documents"). The SEC Documents are the only filings made by or with respect to the Company since December 31, 1997 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or pursuant to the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed under Sections 13(a), 13(c), 14 an 15(d) of the Exchange Act since January 1, 1997 and prior to the date of this Agreement. The Company currently meets the "Registrant Requirement" for eligibility to use Form S-3 under the Securities Act in order to register the Company's Securities for resales.

        3.3 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

        3.4 Valid Issuance of Securities. The Company has an authorized capitalization consisting of 75,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 Preferred Shares par value $0.01 per share. As of the date of this Agreement, the Company has issued and outstanding the shares of capital stock, options, warrants and convertible securities set forth on
Schedule 3.4. All of the shares of Common Stock of the Company issued to date have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth above or as disclosed in Schedule 3.4,the SEC Documents as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or

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

any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of it subsidiaries is or may become bound to redeem or issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. Except for the disclosed in Schedule 3.4, there are no securities or instruments containing any anti-dilution, right of first refusal, preemptive rights or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. Upon issuance of the Securities, such securities will be duly and validly issued, fully paid and non-assessable.

        3.5 Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries, except for those listed on Schedule 3.5 attached to this Agreement (the "Subsidiaries"). The Subsidiaries are duly incorporated or organized and existing in good standing under the laws of the jurisdiction of their incorporation or organization. The Company and each of the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries taken as a whole or which would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under the Transaction Documents.

        3.6 Authorization: Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Transaction Documents, Debentures and the Registration Rights Agreement (the "Transaction Documents"), and to issue the Securities in accordance with the terms of the Transaction Documents, (ii) the execution, issuance and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplate by the Transaction Documents have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its board of directors or shareholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents (assuming due authorization and valid and legal execution) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        3.7 No Conflicts. To the best of the Company's knowledge after diligent inquiry, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Securities, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws, or (ii) conflict with, or result in a breach of or forfeiture of any rights (or result in an event which with notice or lapse of time or both would become a breach of or forfeiture of any rights) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or (iii) result in a violation of any federal or state law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities in accordance with the terms of this Agreement (other than any SEC, NASD or state securities filings which may be required to be

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

made by the Company subsequent to any Closing, and any registration statement which may be filed in furtherance of this Agreement); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Purchaser herein. Except disclosed in the SEC Documents, neither the Company nor any of the Subsidiaries is in violation of any material term of or in material default under its certificate of incorporation, by-laws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree of order or any statute, rule or regulation applicable to the Company or is subsidiaries, which has not been duly waived as of the date of this Agreement, except for any of the foregoing that do not, individually or in the aggregate, have a Material Adverse Effect.

        3.8 SEC Documents. The Company has not provided to Purchaser any information which according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to the Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained, nor will any similar document filed with the SEC prior to the Closing Date contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, as of the dates thereof, complied, and all similar documents filed with the SEC prior to the Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        3.9 No Undisclosed Liabilities. Except to the extent described in
Schedule 3.19, the Company and the Subsidiaries have no liabilities or obligations of a financial nature (whether accrued, absolute, contingent or otherwise), which are material, individually or in the aggregate, and are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or the Subsidiaries' respective businesses consistent with past practice since December 31, 1997, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

        3.10 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents or otherwise disclosed in writing to the Purchaser, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents no judgment, order, writ, injunction or decree or award has been issued by or, to the best knowledge of the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect or which might materially adversely affect the transactions contemplated by this Agreement.

        3.11 Other Documents or Materials. With respect to any document or other materials received by Purchaser from the Company or its representatives other than the Transaction Documents and the SEC Documents, (i) the Company has no reason to believe any of such documents and materials or any projections contained therein, as of the date of such other documents or materials, contained errors or misstatements or do not adequately describe the status of the development of the Company's technologies or its business as of such date, and (ii) such documents, materials and projections were prepared by the Company and its management in good faith.

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

        3.12 Nature of Company. The Company is not an open ended investment company or a unit investment trust, registered or required to be registered, or a closed end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

        3.13 Brokers, Finders. Except for payment of fees to Caldwell Capital, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby. Purchaser shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.14 that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Purchaser, their respective employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

        3.14 Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 1998, no Material Adverse Effect has been suffered by, and no material adverse development has occurred in the business, properties, operations, financial condition, results of operations or prospects of, the Company or the Subsidiaries, except as set forth on Schedule 3.15 hereto. Except as disclosed in the SEC Documents, the Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of the Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

        3.15 Intellectual Property Rights. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the best knowledge of the Company, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patent, patent rights, invention, copyright, license, service name, service mark, service mark registration, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

        3.16 Tax Status. The Company and the Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

        3.17 Certain Transactions. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, none of the current officers, directors, or employees of the Company (or any spouse or relative of any such person) is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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        3.18 Dilution. The number of shares of Common Stock issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the sixty day period between the Effectiveness Date and the Second Closing Date. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue additional Shares pursuant to the Debenture is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

        3.19 Nasdaq Listing. The Company's Common Stock is presently quoted on the Nasdaq OTC Bulletin Board and the Boston Stock Exchange under the symbol "DYGN". Except as set forth in a letter from the Boston Stock Exchange requiring a response by May 10, 1999, the Company meets all criteria except the $500,000 net worth requirements of the Boston Stock Exchange. Except as set forth in this
Section 3.19, the Company is not in receipt of any written notice from any stock exchange, market or trading facility on which the shares of Common Stock are or have been listed (or on which they are or have been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such stock exchange, market or trading facility or that the shares of Common Stock will be delisted from such stock exchange, market or trading facility.

        3.20 No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since August 1998, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

     4. Use and Disposition of Proceeds. The Company will use the proceeds from the sale of the Debentures pursuant thereto (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Debentures) for general company purposes and acquisitions, but shall not, directly or indirectly, use such proceeds for investment in any other affiliate or to repay debt to affiliates other than debt to former stockholders of Superior Pharmaceutical.

     5. Company Reliance on Purchaser's Representations. Purchaser understands that the Company is relying on the truth and accuracy of the representations and warranties made herein by Purchaser in offering the Securities for sale and in relying upon applicable exemptions available under the Act and applicable state securities laws.

     6. Restricted Shares. Purchaser understands and acknowledges that the Initial Securities have not been, and will not as of the time issued, be registered under the Securities Act and that they will be issued in reliance upon exemptions from the registration requirements of the Securities Act, and thus cannot be resold unless they are included in an effective registration statement filed under the Securities Act or unless an exemption from registration is available for such resale. With regard to the restrictions on resales of the Securities, Purchaser is aware (a) that the Company will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such securities; and (b) that a restrictive legend will be placed on certificates representing the Securities, which legend will read substantially as follows:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. ACCORDINGLY, THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES AND THE REGISTRATION AND QUALIFICATIONS OF THE SECURITIES UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IN FORM AND CONTENT, THAT

         SUCH REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS IS NOT REQUIRED.

The legend set forth above shall be promptly removed, and the Company shall issue a certificate without such legend to the holder of any such Securities upon which such legend is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, or (ii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144(k) promulgated under the Securities Act. Notwithstanding the removal of the legend set forth above in the event the Securities are registered for resale on an effective registration statement, the Company reserves the right to affix a legend on certificates representing such Securities that any selling shareholder must comply with the prospectus delivery requirements of the Securities Act in connection with any resale. The Company shall bear the cost of the removal of any legend as anticipated by this Section 6.

     7. Other Covenants of the Company.

        7.1 Furnishing of Information. As long as Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchasers may resell all of their Securities without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect), the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a management's discussion and analysis of such financial statements in form and substance substantially similar to those that woul otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

        7.2 Listing of Securities. The Company shall (a) not later than the Effective Date, prepare and file with the Nasdaq OTC Bulletin Board (as well as any other national securities exchange, market or trading facility on which the Securities are then listed) any additional shares listing application covering the Securities covered by on the Nasdaq OTC Bulletin Board, (b) take all other steps, if any, which may be necessary to cause such Securities to be approved for listing on the Nasdaq OTC Bulletin Board (as well as on any other national securities exchange, market or trading facility on which the Securities are then listed) as soon as possible thereafter, and (c) provide to Purchaser evidence of such listing, and the Company shall use its best efforts to maintain the listing of its Securities on such exchange or market.

        7.3 Certain Agreements.

            (a) Except in accordance with the provisions of Section 7.4 hereof and the Registration Rights Agreement, the Company covenants and agrees that it will not, without the prior written consent of the Purchaser, enter into any subsequent or further offer or sale of the Debentures, Common Stock, or securities convertible into shares of Common Stock with a market value exceeding $500,000 with any third party which would require the filing of a Registration Statement prior to sixty (60) days after the Effective Date.

            (b) The provisions of Subsection 7.4 shall not apply to (i) the issuance of Debentures constituting "restricted securities" within the meaning of Rule 144, provided the holder thereof holds such Securities for at least one year from the date of issuance; (ii) public offerings of Securities at market; or (iii) the issuance of securities (other than for cash) in connection with a merger, consolidation, purchase of assets, or the exchange of capital stock for assets, stock or other interests; (iv) the sale or issuance of Securities upon the exercise of currently outstanding options, warrants or rights or upon the exercise of options hereafter granted to employees or directors of the Company,
(v) the conversion of currently outstanding convertible securities, or (vi) in connection with the Settlement of the Superior Pharmaceuticals litigation.

        7.4 First Right. Each time the Company proposes to sell securities convertible into or exercisable for shares of its common stock in a capital raising transaction, prior to closing any such transaction, the Company shall first notify the Investors in writing stating (i) its bona fide intent to sell such securities, (ii) a detailed description of the price and terms upon which the Company intends to sell such securities, and (iii) the number or amount of the securities proposed to be sold. The Investors shall have five business days to inform the Company in writing that they wish to purchase all, but not a part, of the securities proposed to be sold by the Company on the terms and for the price set forth in the Company's notice. If the Investors shall not exercise such right, the Company may proceed to sell such securities for the price and on the terms set forth in its notice. If such transaction is not closed within 60 days of the Company's notice to the Investors, the Investos right set forth in this paragraph 7.4 shall be deemed to be revived and such securities shall not be sold unless reoffered to the Investors in accordance herewith. The right of refusal set forth herein shall not be applicable to sales of securities described in Section 7.3(b) of this Agreement.

        7.5 Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to issue the Repricing Shares.

        7.6 Reimbursement. If (i) any Purchaser, other than by reason of its gross negligence or willful misconduct or violation of any applicable law, rule or regulation, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, or is impleaded in any such action, proceeding or investigation, or
(ii) any Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Company's Securities in a manner that is illegal under the federal securities laws, rules or regulations or by reason of its violation of any other law, becomes involved in any capacity in any action, proceeding or investigation brought by the Commission against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which such Purchaser is a named party or is impleaded, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such affiliate and any such Person. The Company also agrees that neither any Purchaser nor any such affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct or violation of law, rule or regulation by such Purchaser.

        7.7 Release. Effective upon the mutual execution hereof, the Company, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of Purchaser, and Purchaser's direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the Closing Date, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Agreement, the Existing Preferred Shares or Debentures, and the agreements entered into in connection therewith (sometimes collectively referred to as the

"Prior Agreements") with the Purchaser or any affiliate of the Purchaser. The Purchasers expressly agree that, if any of them commences an action against the Company, the Company does not waive and the Company may raise (i) any and all defenses and counterclaims it may have with respect to honoring the terms of the Prior Agreements, or any (ii) offsets it may have with respect to the amounts owed under the Prior Agreements.

        The Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions or causes of action herein released.

        7.8 Warrants. The Company agrees to issue to Purchaser at the Closing, transferable divisible warrants (the "Warrants") for ____________ shares of Common Stock. Such Warrants shall bear an exercise price per share of Common Stock as follows: 110% of the Market Price, as defined in the Debenture, on the Closing Date, and shall be exercisable immediately upon issuance, and for a period of three (3) years thereafter, in the form annexed hereto as Exhibit VI, together with piggy-bac registration rights, and demand registration rights.

     8. Transfer Agent Instructions.

        8.1 Irrevocable Instructions. If the Company maintains a transfer agent with respect to its Debentures and/or Common Stock, the Company will irrevocably instruct that the transfer agent issue shares of Common Stock from time to time in such amounts as shall be specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 5 of this Agreement prior to registration under the Securities Act, registered in the name of the Purchaser or its nominee and in such denominations to be specified by the Purchaser and issuable by the Company. The Company warrants that no instruction other than such instructions referred to in this Section 8 and stop transfer instructions to give effect to Section 5 hereof prior to registration and sale of the Securities under the Securities Act will be given by the Company to the transfer agent and that the securities shall otherwise be freely transferable on the books and records of the Company as and to th extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section 8 shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

        8.2 Transmission of Certificates. The Company will transmit the Certificates representing the unlegended securities to be issued to the Purchaser pursuant to Section 8.2 via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the certificate representing the legended Common Stock (the "Delivery Date").

        8.3 Delay. The Company understands that a delay in the issuance of the securities beyond the Delivery Date could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of unlegended securities in accordance with the following schedule (where "No. Days Late" is defined as the number of days beyond five (5) business days from Delivery Date):

                                                      Late Payment For Each
                  No. Days Late                      $10,000 of Common Stock

                          1                                $100
                          2                                $200
                          3                                $300
                          4                                $400
                          5                                $500
                          6                                $600
                          7                                $700
                          8                                $800

                          9                                $900
                         10                                $1,000
                        >10                                $1,000 +$200 for each
                                                                  Business Day
                                                                  Late beyond 10
                                                                  days

        The Company shall pay any payments incurred under this Section 9.4 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to issue and deliver the unlegended securities to the Purchaser.

        8.4 Cover. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued pursuant to Section 8.2 and after such Delivery Date, the holder of the securities (a "Holder") purchases, in an open market transaction or otherwise, the shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of shares of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to the shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

        8.5 Electronic Transfer. In lieu of delivering physical certificates representing the securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Purchaser and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Purchaser thereof is not obligated to return such certificat for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion to the Purchaser by crediting the account of Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     9. Closing Date.

        9.1 The closing of the issuance and sale of the Debentures shall occur on the date (the "Closing Date") which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 10 and 11 hereof or such other date and time as is mutually agreed upon by the Company and the Purchaser.

        9.2 Each closing of the purchase and issuance of the Debentures shall occur on the Closing Date, as the case may be, at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Purchaser.

        9.3 Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 10 and 11 hereof.

     10. Conditions To The Company's Obligation To Sell

         The Purchaser understands that the Company's obligation to sell the Debentures on the Closing Date to the Purchaser pursuant to this Agreement is conditioned upon:

        10.1 The receipt and acceptance by the Purchaser of this Agreement as evidenced by execution of this Agreement by the Purchaser.

        10.2 Delivery by the Purchaser to the Escrow Agent of immediately available funds as payment in full of an amount equal to the Purchase Price for the Debentures in accordance with Section 1(c) hereof;

        10.3 The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on the Closing Date, and the performance by the Purchaser on or before the Closing Date of all covenants and agreements of the Purchaser required to be performed on or before the Closing Date;

        10.4 There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

        10.5 No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents.

     11. Conditions To The Purchaser's Obligation To Purchase.

         The Company understands that the Purchaser's obligation to purchase the Debentures on the Closing Date is conditioned upon:

        11.1 Acceptance by the Company of this Agreement for the sale of the Debentures as indicated by execution of this Agreement;

        11.2 Delivery by the Company to the Escrow Agent of the appropriate Debentures in accordance with this Agreement;

        11.3 The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date; and

        11.4 On the Closing Date, the Purchaser having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser, to the effect set forth in ANNEX III attached hereto, the Registration Rights Agreement annexed hereto as ANNEX IV and the Warrants.

        11.5 No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents.

        11.6 From and after the date hereof to and including the initial Closing Date, the trading of the Securities shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange or NASDAQ OTC Bulletin Board shall not have been suspended or limited, nor shall minimum prices been established for securities traded on NASDAQ OTC Bulletin Board, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Purchaser makes it impracticable or inadvisable to purchase the Debentures, as the case may be.

     12. General Provisions.

        12.1 Assignment. Neither this Agreement nor any rights of Purchaser hereunder may be assigned by any party to any other person without the prior written consent of the Company.

        12.2 Attorneys' Fees. In the event any dispute arises under this Agreement or the documents or instruments executed and delivered in connection with this Agreement, and the parties hereto resort to litigation to resolve such dispute, the prevailing party in any such litigation, in addition to all other remedies at law or in equity, shall be entitled to an award of costs and fees from the other party, which costs and fees shall include, without limitation, reasonable attorneys' fees and legal costs.

        12.3 Choice of Law; Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware without reference to principles of conflicts of law. The parties agree that, in the event of any dispute arising out this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in Delaware, and that each party hereto waives any objection to such venue based on forum non conveniens.

        12.4 Costs and Expenses. Except as provided in the Escrow Agreement, the parties shall be responsible for and shall pay their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement.

        12.5 Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

        12.6 Entire Agreement: Amendment. This Agreement, together with the exhibits to this Agreement and the other instruments and documents delivered in connection with this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        12.7 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

        12.8 Notices. All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, as follows:

                           If to the Company:

                                    DynaGen Inc.
                                    840 Memorial Drive
                                    Cambridge, Massachusetts 02139
                                    ATT: President
                                    Tel: (617) 491-2527

                                    Fax: (617) 354-3902

                                    With a copy to:

                                    David Broadwin, Esq.
                                    Foley Hoag & Eliot LLP
                                    1 Post Office Square
                                    Boston, Massachusetts 02109
                                    Fax: (617) 832-7000

                                    If to Purchaser:


                                    With a copy to:

                                    Krieger & Prager, Esqs.
                                    319 Fifth Avenue
                                    New York, New York 10016
                                    ATT:    Samuel M. Krieger, Esq.
                                    Tel: 212-689-3322
                                    Fax: 212-213-2077

All notices and communications shall be effective as follows: When mailed, upon three (3) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

        12.9 Publicity. The Company and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of such Purchaser, except to the extent required by law. Purchaser acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Purchaser further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

        12.10 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

        12.11 Survival Of Representations And Warranties. The Company's and the Purchaser's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Debentures and the Purchase Price.

                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]

         IN WITNESS WHEREOF, the parties named below have caused this Agreement to be executed, as of the date first above written.


                                   PURCHASER:

                                   ------------------------------------------


                                   By: ______________________________________
                                            Its: _______________________________



                                   By: ______________________________________
                                            Its: _______________________________



                                   THE COMPANY:

                                   DYNAGEN INC.




                                   By: ______________________________________
                                            Its: _______________________________

                                   SCHEDULE 2

                  PURCHASERS AND AMOUNT OF DEBENTURE PURCHASED




       PURCHASER                                              AMOUNT
       ---------                                              ------

Sovereign Partners L.P.                                  $   700,000

Canadian Advantage Limited Partnership                   $   200,000

Dominion Investment Fund LLC                             $   100,000

Dominion Capital Fund Limited                            $   800,000

Endeavour Capital Fund S.A.                              $ 1,000,000

Gross Foundation, Inc.                                   $   200,000

                                     ANNEXES
                                     -------

ANNEX    I                         Form of Debenture

         II                        Joint Escrow Instructions

         III                       Form of Opinion

         IV                        Registration Rights Agreement

         V                         Form of Warrant

         VI                        Company Disclosure Material

                                  SCHEDULE 4.4

                                 CAPITALIZATION



1.       First Refusal, Preemptive Rights or Similar Provisions

         None.

                                  SCHEDULE 4.5

                                  SUBSIDIARIES


         1.       GDI

         2.       Superior Pharmaceutical

         3.       Able Laboratories, Inc.

         4.       Apex

                                  SCHEDULE 4.10

                        UNDISCLOSED FINANCIAL LIABILITIES

                                    ANNEX VI
                                    --------

                     DYNAGEN, INC. 8% CONVERTIBLE DEBENTURE
                               DUE APRIL 30, 2002


                          COMPANY DISCLOSURE MATERIALS
                          ----------------------------



                                      NONE